AYP  Capital,  Inc.
STATEMENT  OF  INCOME
FOR  THE  PERIOD  ENDED  DECEMBER  31, 1995






                                                         YEAR         TWELVE
                                       QUARTER       TO  DATE         MONTHS



OPERATING  REVENUES :

  SERVICES  RENDERED                  9,200.00      25,006.27      25,006.27



OPERATING  EXPENSES :

  EXEMPT  WHOLESALE  GENERATORS           0.00           0.00           0.00
  FOREIGN  UTILITY  COMPANIES             0.00           0.00           0.00
  FACTORING  OF  ACCTS  RECV              0.00           0.00           0.00
  OTHER  OPERATIONS                  64,920.81     584,733.28     584,733.28
  DEPRECIATION                        1,436.00       1,436.00       1,436.00
  TAXES  OTHER  THAN  INCOME             28.00         554.00         554.00

  TOTAL  OPERATING  EXPENSES         66,384.81     586,723.28     586,723.28



OPERATING  INCOME                   (57,184.81)   (561,717.01)   (561,717.01)



OTHER  (INCOME) / DEDUCTIONS         10,296.95      10,317.60      10,317.60
INTEREST  CHARGES                         2.96           2.96           2.96



NET  INCOME  (LOSS)                 (67,484.72)   (572,037.57)   (572,037.57)